Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED PROFESSIONAL ACCOUNTANTS

We consent to the use in this Registration Statement of our report dated December 28, 2017 relating to the consolidated financial statements of Petroteq Energy Inc. (formerly MCW Energy Group Limited) and subsidiaries, appearing in this Registration Statement.

We also consent to the reference to us under the heading “Statement By Experts” in such Registration Statement.

/s/ Hay & Watson
Independent Registered Chartered Professional Accountants
Vancouver BC, Canada
October 10, 2018